SCHEDULE 14C INFORMATION

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Calvert Social Index Series, Inc.

Calvert Social Index Fund

(Name of Registrant as Specified in Its Charter)

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CALVERT SOCIAL INDEX SERIES, INC.

CALVERT SOCIAL INDEX FUND

4550 Montgomery Avenue, Suite 1125N

Bethesda, Maryland 20814

INFORMATION STATEMENT

REGARDING A CHANGE TO THE FUND'S PORTFOLIO MANAGER

This Information Statement is being supplied to all shareholders of the Calvert Social Index Fund (“Portfolio”), a series of Calvert Social Index Series, Inc. (“Fund”) to inform you of the following change to the management of the Portfolio. On December 11, 2012, following approval by the Board of Directors of the Fund, Calvert Investment Management, Inc. (“CIM”) assumed responsibility for the day-to-day management of the Portfolio.

We are not asking you for a proxy and you are requested not to send us a proxy. This Information Statement is to be mailed to shareholders of record on or about February 15, 2013.

Shareholders of the Portfolio of record at the close of business on December 31, 2012 (“record date”) are entitled to receive this Information Statement. As of this date, as shown on the books of the Portfolio, there were issued and outstanding 13,521,431 shares of the Portfolio. As of this same date, the Board and the respective officers of the Portfolio beneficially owned less than 1% of the outstanding shares of the Portfolio. As of December 31, 2012, the following shareholders owned of record or beneficially 5% or more of the outstanding voting securities of the Portfolio as shown:

Calvert Investment Distributors, Inc.	19.19% of Class A
FBO DC529 Plan Single Option 6-10
Washington, DC

Calvert Investment Distributors, Inc.	15.37% of Class A
FBO DC529 Plan Single Option 0-5
Washington, DC

Calvert Investment Distributors, Inc.	9.24% of Class A
FBO DC529 Plan Single Option 11-13
Washington, DC

MLPF&S	9.02% of Class B
For the Sole Benefit of its Customers
Attn Fund Administration
Jacksonville, FL

Charles Schwab & Co., Inc.	6.69% of Class B
Special Custody Acct FBO Customers
Attn Mutual Fund Department
San Francisco, CA

First Clearing, LLC	5.05% of Class B
Special Custody Acct for the Exclusive Benefit of Customers
Saint Louis, MO

MLPF&S	28.56% of Class C
For the Sole Benefit of its Customers
Attn Fund Administration
Jacksonville, FL

First Clearing, LLC	9.32% of Class C
Special Custody Acct for the Exclusive Benefit of Customers
Saint Louis, MO

UBS WM USA	5.91% of Class C
Omni Account M/F
Attn Department Manager
Weehawken, NJ

Fidelity Investments Institutional Operations Co.	27.50% of Class I
As Agent for Certain Employee Benefit Plans
Covington, KY

Calvert Investment Distributors, Inc.	16.93% of Class I
Moderate Allocation Fund
Bethesda, MD

Oxfam America, Inc.	12.53% of Class I
Boston, MA

Arthur R. Pepper, Trustee	10.00% of Class I
United Federation of Teachers Welfare Fund
New York, NY

Calvert Investment Distributors, Inc.	8.31% of Class I
Aggressive Allocation Fund
Bethesda, MD

Calvert Investment Distributors, Inc.	8.07% of Class I
Conservative Allocation Fund
Bethesda, MD
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Background. CIM serves as investment advisor to the Fund and to the several other registered investment companies in the Calvert Family of Funds. Calvert Investment Distributors, Inc. (“CID”) serves as the principal underwriter to the Fund. Calvert Investment Administrative Services, Inc. (“CIAS”) has been retained by the Fund to provide certain administrative services necessary to the conduct of its affairs. Calvert Investment Services, Inc. (“CIS”) serves as the shareholder servicing agent for the Fund. CIM, CID, CIAS and CIS are 100% owned (wholly-owned) by Calvert Investments, Inc. Calvert Investments, Inc. is wholly-owned by Acacia Life Insurance Company, which is wholly-owned by Ameritas Life Insurance Corp., which is wholly-owned by Ameritas Holding Company, which in turn is wholly-owned by Ameritas Mutual Holding Company. The principal place of business for Calvert Investments, Inc., CIM, CID, CIAS and CIS is 4550 Montgomery Avenue, Suite 1100N, Bethesda, Maryland 20814. The principal place of business for Acacia Life Insurance Company is 4550 Montgomery Avenue, Suite 1000N, Bethesda, Maryland 20814. The principal place of business for Ameritas Life Insurance Corp., Ameritas Holding Company and Ameritas Mutual Holding Company is 5900 "O" Street, Lincoln, Nebraska 68510.

CIM entered into an investment advisory agreement with the Fund on June 22, 2000, in preparation for the inception of the Portfolio on June 30, 2000 (“Advisory Agreement”). The Board of Directors, including the Directors who are not “interested persons” (“Independent Directors”) (as defined under the Investment Company Act of 1940) (“1940 Act”), last approved the continuance of the Advisory Agreement on December 11, 2012. The Advisory Agreement has not been submitted to shareholders since the inception of the Portfolio.

CIM, in turn, retained a sub-advisor to handle the day-to-day management of the Portfolio’s assets. Accordingly, World Asset Management, Inc. (“WAM”) served as the sub-advisor since the Portfolio’s inception. WAM is an indirect wholly-owned subsidiary of Comerica Incorporated. Under the sub-advisory agreement, WAM received a fee of 0.07% of the Portfolio’s first $50 million of average annual daily net assets managed by WAM, 0.05% of the next $50 million, and 0.03% of such assets over $100 million. For the Portfolio’s most recent fiscal year ended September 30, 2012, $68,324 in fees was paid to WAM.

For the fiscal year ended September 30, 2012, CIM received an aggregate of $262,682 in advisory fees for the Portfolio pursuant to the Advisory Agreement. CID received $33,062 in fees for the Portfolio pursuant to the Underwriting Agreement with the Fund, CIAS received $230,846 in fees for the Portfolio pursuant to the Administrative Services Agreement with the Fund, and CIS received $26,773 in fees for the Portfolio pursuant to the Shareholder Servicing Agreement with the Fund. These services will continue to be provided to the Fund.

Board Action. On December 11, 2012, the Board of Directors of the Fund, including the Independent Directors, voted to terminate the contract of the sub-advisor, and approved CIM assuming the portfolio management responsibilities. This change was precipitated by the fact that in recent years, CIM has developed robust in-house investment equity management, trading, and investment operations capabilities. CIM manages active investment strategies in U.S. Large Cap Value, U.S. Large Cap Core, U.S. Small Cap Core, International ADR screened, and Terror-Free International ADR. The development of these capabilities to support active equity strategies has produced a platform which effectively supports passive strategies as well.

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Further, as the investment adviser to the Fund, CIM is responsible for the oversight of the portfolio management of the Fund. A significant level of risk is associated with trading and portfolio management. Certain of those risks were mitigated, but not eliminated, with the assignment of portfolio management responsibilities to the sub-advisor. However, by assuming direct responsibility for portfolio management, CIM bears (and is able to directly mitigate) those risks associated with trading and portfolio management, such as purchasing or selling correct amounts of positions, purchasing securities which are consistent with the mandate, and making timely reports of trades to the Fund’s custodian and accountants.

Accordingly, after careful consideration, the Board of Directors determined that CIM was best suited to achieve the Portfolio’s investment objective. Following Board approval, CIM assumed responsibility for the day-to-day management of the Portfolio effective the close of business on December 11, 2012.

Board Considerations. At the meeting held on December 11, 2012, the Board received information from CIM about the proposed management change and the rationale and benefits thereof. At this meeting, the Board of Directors was provided with information concerning the Advisory Agreement and was informed of the standards it should apply in determining whether to approve the management change. The Board of Directors was provided information with respect to the factors noted below. In considering whether to approve CIM to assume responsibility for the day-to-day management of the Portfolio, the Board took into account certain information and materials relating to CIM that the Board had received and considered in connection with the annual review of the Advisory Agreement that occurred at the same meeting.

The Directors engaged in a detailed discussion of the materials with representatives from CIM’s management team. The Independent Directors then met separately with independent legal counsel for a full review of the materials. The full Board of Directors then reconvened and approved the management change with the Independent Directors voting separately.

The following is a discussion of the factors considered by the Board of Directors:

  Nature, Extent and Quality of Services Provided by CIM. In considering the nature, extent and quality of services to be provided by CIM in the day-to-day management of the Portfolio, the Directors discussed the high quality of services CIM proposed to provide to the Portfolio, including CIM’s management style, the integrity, capability and professional experience of CIM’s personnel and its overall resources. The Directors recognized CIM’s long-standing presence in the investment management arena, and their depth of experience in managing mutual fund assets and in managing comparable strategies. The Directors also discussed CIM’s compliance track record. The Directors noted that CIM had the compliance, trading and investment resources necessary for the implementation of the Portfolio's investment objectives and strategies. The Board reviewed information relating to CIM’s operations and personnel, including among other information, biographical information on CIM’s investment supervising and professional staff and descriptions of its organization and management structure. Based upon their review of the information provided by CIM, the Directors were satisfied with the nature, extent and quality of the services to be provided by CIM to the Portfolio.

In addition, the Directors referenced CIM's management of a comparable fund, the EQ/Calvert Socially Responsible Portfolio for the AXA Equity Life Insurance Company, which is managed to track the Calvert Social Index; also taking into consideration the advisory fee of 0.12% of its daily net assets up to and including $150 million (with breakpoints thereafter) that CIM receives for managing that fund.

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•        Performance.  In considering the portfolio management team’s investment experience and investment strategies, the Directors noted CIM’s performance record with respect to a fund that employed an investment process that was similar to the one that CIM’s portfolio management team would use in managing the Portfolio. The Directors took into account CIM’s track record of successfully integrating its investment processes with social and corporate responsibility criteria as evidenced by its success in managing other funds in the Calvert Fund complex. Based on the foregoing information, the Directors determined that CIM’s investment capabilities and investment strategies were appropriate for pursuing the investment objective of the Portfolio.

  Costs and Profitability. The Directors received and considered the investment advisory fees for the Portfolio. The Board noted that the advisory fee would not change as a result of the portfolio management change, except that CIM has agreed to voluntarily waive four (4) basis points of the advisory fee. The Board took into account the fees CIM charged to a comparable fund and considered this fee comparison in light of the differences in managing the Portfolio and the other fund. Based upon its review, the Board of Directors determined that the advisory fee was reasonable and appropriate in light of: (1) the services provided, (2) the management fees and overall expense ratios of comparable funds, as set out in materials provided by CIM, and (3) the anticipated profitability of the Portfolio to CIM.

  Economies of Scale. The Board considered possible economies of scale. The Board concluded that adding breakpoints to the advisory fee at specified asset levels would not be appropriate at this time given the Portfolio’s current size. The Board noted that if the Portfolio’s assets increased over time, the Portfolio might realize other economies of scale if assets increased proportionally more than certain other expenses.

Investment Advisor. Calvert Investment Management, Inc. (CIM), 4550 Montgomery Avenue, Suite 1125N, Bethesda, MD 20814, provides the Fund with investment supervision and management and office space, furnishes executive and other personnel to the Fund, and pays the salaries and fees of all Trustees/Directors who are affiliated persons of and employed by CIM. CIM has served as an investment advisor to mutual funds since the inception of the first Calvert Fund in 1976. As of December 31, 2012, Calvert was the investment advisor for 44 mutual fund portfolios and had approximately $12.3 billion in assets under management. CIM’s portfolio managers have been engaged in their professions for, on average, more than 20 years. They offer expertise honed through widely varied market and economic conditions, as well as an approach to investment that is informed by CIM's industry-leading analysis of corporate performance in key areas such as the environment and corporate governance.

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Information is provided below identifying the individual who is employed by the Advisor, and who is primarily responsible for the day-to-day management of the Portfolio (the “Portfolio Manager”).

Natalie A. Trunow is the Senior Vice President and Chief Investment Officer, Equities at CIM, and manages the day-to-day investment of the Portfolio.

Name of Portfolio Manager	Title	Business Experience During Last 5 Years	Role on Management Team
Natalie A. Trunow	Senior Vice President - Equities

Senior Vice President, Chief Investment Officer – Equities, overseeing investment strategy and management of all Calvert balanced, equity and asset allocation portfolios.

Ms. Trunow joined Calvert as Head, Equities in August 2008. She previously served as the Section Head (2005-2008) and Portfolio Manager (2001-2008) for the Global Public Markets Group of General Motors Asset Management.

Portfolio Manager

CIM’s directors and principal executive officers are as follows:

Name and Business Address	Principal Occupation
Barbara J. Krumsiek	Director and Chair, President and Chief Executive Officer
Robert-John H. Sands	Director
Catherine Roy	Director, Senior Vice President and Chief Investment Officer - Fixed Income
Natalie Trunow	Director, Senior Vice President and Chief Investment Officer - Equities
Ronald M. Wolfsheimer	Executive Vice President, Chief Financial and Administrative Officer
William M. Tartikoff	Senior Vice President, Secretary and General Counsel
Bennett Freeman	Senior Vice President, Sustainability Research and Policy
James McGlynn	Senior Vice President
John Nichols	Vice President
Robert Enderson	Vice President
Patrick Faul	Vice President, Head of Credit Research
Thomas Dailey	Vice President and Portfolio Manager
Michael Abramo	Vice President and Portfolio Manager
Matthew Duch	Vice President and Portfolio Manager
Hui Ping Ho	Assistant Treasurer
Susan Walker Bender	Assistant Vice President, Assistant Secretary and Associate General Counsel
Ivy Wafford Duke	Assistant Vice President, Assistant Secretary, Deputy General Counsel and Chief Compliance Officer (Advisor and Distributor)
Lancelot King	Assistant Vice President, Assistant Secretary and Associate General Counsel
Andrew Niebler	Assistant Vice President, Associate General Counsel and Assistant Secretary
Augusto Macedo	Assistant Vice President, Assistant General Counsel - Compliance and Assistant Secretary
Stu Dalheim	Vice President - Shareholder Advocacy
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Investment Advisory Agreement. The general terms of the Advisory Agreement between CIM and the Fund include:

  The services to be provided to the Fund. Investment advisory services (manage Portfolio assets and place orders for securities trades), financial, accounting, and administrative services; reports to Fund; reports and other communications to shareholders; provisions regarding Fund personnel; and personnel, office space, and facilities.

  General obligations of CIM. Manage the Portfolio in accordance with Portfolio guidelines and restrictions, under the direction of the Board.

  Expenses of the Portfolio. CIM will pay all salaries, expenses, and fees of the officers and directors of the Fund who are affiliated with CIM.

  Liability issues. CIM is not liable for its actions except for loss resulting from willful misfeasance, bad faith, or gross negligence in the performance of its duties on behalf of the Fund or from reckless disregard of its duties.

  Continuation of the Agreement. The Advisory Agreement provides for automatic termination unless its continuance is approved at least annually by: (i) a majority of the Board, including the Independent Directors, or (ii) the holders of a majority of the outstanding shares of the Fund. The Advisory Agreement terminates automatically upon its assignment and is terminable at any time, without penalty, by the Board, CIM, or the holders of a majority of the outstanding shares of the Fund, upon 60 days’ prior written notice.

Currently, the Advisory Agreement will continue until January 1, 2014 unless terminated earlier, and provided that at least annually thereafter its continuance is approved.

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Compensation. The Fund will continue to pay CIM the same advisory fee. CIM now receives an advisory fee of 0.16%; however, it has agreed to voluntarily waive 0.04% of the advisory fee.

Annual Reports. The audited Annual Report to Shareholders of the Fund is incorporated by reference into this Information Statement. Copies of the Annual Report and the most recent semi-annual report succeeding the annual report may be obtained without charge by writing to the Fund at 4550 Montgomery Avenue, Suite 1125N, Bethesda, Maryland 20814 or by calling 800-368-2745.

Delivery of Documents to Shareholders Sharing an Address. Only one Information Statement is being delivered to multiple shareholders sharing an address unless the Fund has received contrary instructions. Upon written or oral request, a separate copy of this Information Statement will be delivered to shareholders at a shared address. If you wish to receive a separate Information Statement, or wish to request a single copy of an Information Statement in the future (if you are receiving multiple copies), contact the Fund as indicated under “Annual Reports” above.